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                                                             Exhibit 99.1

                                PRESS RELEASE

                             FOR IMMEDIATE RELEASE


            GULFMARK OFFSHORE, INC. FILES $125 MILLION SHELF REGISTRATION


HOUSTON, TX., August 29, 2000 -- GulfMark Offshore, Inc. (NASDAQ:GMRK) announced the filing of a $125 million shelf registration statement with the Securities & Exchange Commission covering up to $125 million of various debt and equity securities.

"Although we have no immediate plans to offer any of the securities for sale, we believe it is prudent to have registered securities available to fund future opportunities," said president and chief operating officer, Bruce Streeter.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry with a fleet of fifty (50) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, Brazil and West Africa.




Contact:     Edward A. Guthrie, Executive Vice President & CFO
             (713) 963-9522



This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: prices of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.





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